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ASSET MANAGEMENT

February 28, 2023

Management’s Assertion on Compliance with Regulation AB Criteria

Re: Assessment of Compliance for services provided pursuant to the Pooling and Servicing Agreements entered into by CWCapital Asset Management LLC beginning January 1, 2005 and; as of and for the 12- month period ended December 31, 2022.

CWCapital Asset Management LLC (“CWCAM”) is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission for the securitizations issued beginning January 1, 2005, as listed on Appendix A (“Applicable Servicing Criteria”).

CWCAM has assessed its compliance with the applicable servicing criteria as of December 31, 2022 and for the period from January 1, 2022 to December 31, 2022 (the “Reporting Period”). In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(3)(i)(B), (d)(3)(i)(C), (d)(3)(i)(D), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x),(d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv) of Regulation AB, which CWCAM has concluded are not applicable to the activities it performs (collectively, the “Not Applicable Criteria”). With respect to applicable servicing criteria (d)(1)(ii), (d)(2)(vi), (d)(4)(i), (d)(4)(iii), and (d)(4)(iv), CWCAM has determined that there were no occurrences of events that would require CWCAM to perform such activities. The securitizations covered by this report include all securitizations wherein CWCAM is named as the Special Servicer for securitizations issued beginning January 1, 2005, as listed in Appendix B (the “Platform”).

Based on such assessment, management believes, as of December 31, 2022 and for the Reporting Period, the following:

1) CWCAM has determined that the Not Applicable Criteria are in fact not applicable to the activities it performs with respect to the Platform.

2) CWCAM has complied in all material respects with the applicable servicing criteria set forth in Item 1122.

CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on CWCAM’s management’s assessment of compliance with the Applicable Servicing Criteria as of and for the 12-month period ended December 31, 2022.

CWCapital Asset Management LLC

By:

/s/ James P. Shevlin

James P. Shevlin

President/Chief Operating Officer

Date: February 28, 2023

By:

/s/ Bruce Cunningham

Bruce Cunningham

Chief Financial Officer

Date: February 28, 2023

Appendix A

Applicable Servicing Criteria

Relevant Servicing Criteria
Reference	Criteria	CWCAM
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Applicable
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not Applicable
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Applicable
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Applicable
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Applicable
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank

Applicable

statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(A) Applicable (B) Not Applicable (C) Not Applicable (D) Not Applicable
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not Applicable
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Not Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not Applicable
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Applicable
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Applicable
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Applicable
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Applicable
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not Applicable
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Not Applicable
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not Applicable
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Not Applicable
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not Applicable

Appendix B

Platform

Aventura 2018-AVM	DBJPM 2020-C9	MSBAM 2014-C15
BACM 2007-1	DBUBS 2011-LC3	MSBAM 2014-C19
BACM 2007-5	DCOT 2019-MTC	MSBAM 2015-C27
BACM 2008-1	DROP 2021-FILE	MSC 2016-UBS11
BANCORP 2019-CRE6	EQUS 2021-EQAZ	MSC 2019-PLND
BANK 2017-BNK5	GSMS 2012-GCJ7	MSC 2021-ILP
BANK 2020-BNK25	GSMS 2014-GC22	MSCI 2016-UBS9
BANK 2020-BNK27	GSMS 2014-GC26	NOHT 2019-HNLA
BANK 2021-BNK37	GSMS 2015-GC32	ONE 2021-PARK
BANK 2022-BNK40	GSMS 2018-RIVR	OPG 2021-PORT
BENCHMARK 2018-B4	GSMS 2019-BOCA	PKHL 2021-MF
BENCHMARK 2018-B8	GSMS 2020-GC45	SMR 2022-IND
BENCHMARK 2019-B13	GSMS 2020-TWN3	SREIT 2021-FLWR
BENCHMARK 2021-B23	GSMS 2021-ROSS MZ	SREIT 2021-MFP
BHMS 2018-ATLS	GSMS 2021-STAR	SREIT 2021-PALM
BMARK 2018-B2	HGI 2022-FL3	UBS 2017-C1
BMARK 2019-B12	HILT 2016-HHV	VNDO 2016-350P
BMARK 2021-B30	Hudson Yards 2019-55HY	WBCMT 2006-C23
BMO 2022-C1	JPMBB 2014-C19	WBCMT 2006-C28
BPR 2021-NRD	JPMBB 2015-C33	WBCMT 2007-C33
BPR 2022-SSP	JPMC 2006-CIBC17	WBCMT 2007-C34
BSCMS 2007-PWR18	JPMC 2006-LDP9	WBHT 2019-WBM
BSCMS 2007-TOP26	JPMCC 2008-C2	WFCM 2016-C35
BX 2017-CQHP	JPMC 2018-LAQ	WFCM 2016-NXS6
BX 2019-ATL	JPMCC 2013-C10	WFCM 2019-JWDR
CF 2019-CF1	JPMCC 2013-C16	WFCM 2021-C61
CFCRE 2016-C3	JPMCC 2017-JP7	WFRBS 2013-C11
CGCMT 2016-P4	JPMCC 2018-ASH8	WFRBS 2013-C15
CGCMT 2016-P6	JPMCC 2019-ICON UES	WFRBS 2013-UBS1
CGCMT 2020-GC46	JPMCC 2020-NNN	WFRBS 2014-C22
COBALT 2007-C2	JPMCC 2021-MHC	WFRBS 2014-C23
COMM 2013-CCRE11	JPMDB 2017-C5	WFRBS 2014-C25
COMM 2015-CCRE23	LBUBS 2006-C6
COMM 2015-CCRE25	LUXE 2021-MLBH
COMM 2015-CCRE26	MHC 2021-MHC
COMM 2016-CCRE28	MHC 2021-MHC2
COMM 2016-DC2	MHP 2021-STOR
COMM 2019-GC44	MLCFC 2006-1
COMM 2021-LBA	MLCFC 2006-4
COMM 2022-HC	MLCFC 2007-5
CPTS 2019-CPT	MLCFC 2007-6
CSAIL 2017-CX10	MLMT 2006-C1
CSMC 2008-1	MOFT 2020-ABC
CSMC 2014-USA	MSBAM 2013-C12